UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Singular Genomics Systems, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee paid computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3010 Science Park Road

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 29, 2024

To the Stockholders of Singular Genomics Systems, Inc.:

You are invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Singular Genomics Systems, Inc., a Delaware corporation (“Singular,” “our,” “us” or “we”). The meeting will be held virtually on Wednesday, May 29, 2024, at 12:00 p.m. Pacific Time. The Annual Meeting will be completely virtual. In order to attend the virtual Annual Meeting, you must register no later than Tuesday, May 28, 2024 at 12:00 p.m. Pacific Time at www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. During the meeting, you may submit questions and vote your shares electronically. At the Annual Meeting, our stockholders will be asked:

1. To elect Andrew Spaventa, Marcia Eisenberg, Ph.D., and Michael Pellini, M.D., as the Class III directors to serve until the 2027 annual meeting of stockholders or until their respective successors have been elected or appointed.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-10 to 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion. We refer to this as the “Reverse Stock Split Proposal” or “Proposal 3.”

4. To conduct any other business properly brought before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the Annual Meeting is April 1, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

We are pleased to furnish proxy materials to you over the Internet as permitted by the Securities and Exchange Commission. On or around April 18, 2024, we will mail to our stockholders an Important Notice Regarding the Availability of Proxy materials (the “Notice”) containing instructions on how to: (1) access over the Internet this proxy statement and our Annual Report for the year ended December 31, 2023; (2) vote online, by telephone or by mail; (3) register and attend the virtual Annual Meeting; and (4) receive a paper copy of the proxy materials by mail. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Regardless of the number of shares you own, your vote is important. Even if you plan to virtually attend the Annual Meeting, please vote or submit your proxy as soon as possible. If you do virtually attend the Annual Meeting and wish to vote electronically, you may withdraw your proxy at that time. Please read the attached proxy statement as it contains important information you need to know to vote at the Annual Meeting.

By Order of our Board of Directors:

Andrew Spaventa Chief Executive Officer and Chair of the Board San Diego, California , 2024

You are invited to virtually attend the Annual Meeting. In order to attend the virtual Annual Meeting, you must register no later than Tuesday, May 28, 2024 at 12:00 p.m. Pacific Time by visiting www.proxydocs.com/OMIC. Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible. We encourage you to vote via the Internet. For further details, see “Questions and Answers about This Proxy Material and Voting.”

3010 Science Park Road

San Diego, California 92121

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Singular Genomics Systems, Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Singular”), which will be held virtually on Wednesday, May 29, 2024, at 12:00 p.m. Pacific Time. In order to attend the virtual Annual Meeting, you must register no later than Tuesday, May 28, 2024 at 12:00 p.m. Pacific Time by visiting www.proxydocs.com/OMIC. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this proxy statement and our annual report available to stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our Annual Report for the year ended December 31, 2023 (the “Annual Report”) (together, the “proxy materials”) are available for viewing, printing and downloading at www.proxydocs.com/OMIC. On or around Thursday, April 18, 2024, we intend to mail to our stockholders the Notice Regarding Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this proxy statement and our Annual Report. The Notice also instructs you how you may submit your proxy over the Internet or via telephone and how to vote online at the Annual Meeting. If you receive a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

Additionally, you can find a copy of our Annual Report, which includes our financial statements for the year ended December 31, 2023, on the website of the Securities and Exchange Commission (“SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website located at www.singulargenomics.com. You may also obtain a printed copy of our Annual Report, including our financial statements and exhibits, free of charge, from us by sending a written request to our Secretary at Singular Genomics Systems, Inc., 3010 Science Park Road, San Diego, California 92121.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

You have received these proxy materials because the Board of Directors (our “Board” or the “Board of Directors”) of Singular Genomics Systems, Inc. (“we”, “us,” “our,” the “Company” or “Singular”) is soliciting your proxy to vote at the 2024 Annual Meeting (the “Annual Meeting”). This proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. We have made available to you on the Internet this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the year ended December 31, 2023 (the “Annual Report”) (collectively, the “proxy materials”) because you owned shares of our common stock on the record date of April 1, 2024 (the “Record Date”).

Why did I receive an Important Notice Regarding the Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering the Notice Regarding Availability of Proxy Materials (the “Notice”) in the mail rather than mailing printed copies of a full set of proxy materials. The Notice instructs you on how to access and review the proxy statement and the Annual Report over the Internet at www.proxydocs.com/OMIC. The Notice also instructs you on how you may submit your proxy over the telephone or Internet and vote online at the Annual Meeting. If you received a Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting these materials contained in the Notice.

What is a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live webcast. We believe that hosting a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. You can virtually attend the Annual Meeting by visiting www.proxydocs.com/OMIC in advance of the meeting. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting via the Internet. There will not be a physical meeting location and you will not be able to attend in person.

We invite you to virtually attend the Annual Meeting and request that you vote on the proposals described in this proxy statement. However, you do not need to attend the virtual meeting to vote your shares. Instead, you may vote by Internet, by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by completing and mailing your proxy card.

The Annual Meeting starts at 12:00 p.m. Pacific Time on Wednesday, May 29, 2024. In order to attend the virtual Annual Meeting, you must register no later than Tuesday, May 28, 2024 at 12:00 p.m. Pacific Time by visiting www.proxydocs.com/OMIC. Once registered, we encourage you to access the meeting website prior to the start time to allow time for check in. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.

To access the Annual Meeting, follow the instructions on your Notice or proxy card (if you requested and received a printed copy of the proxy materials). If your shares are not registered in your own name and you plan to vote your shares virtually in attendance at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card to have available during the Annual Meeting in order to vote.

If you wish to submit a question the day of the Annual Meeting, you may log in to the virtual meeting platform at the unique link provided to you via email after registering in advance at www.proxydocs.com/OMIC using the procedure described above, and type and submit your question into the applicable field available in the on-line platform. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to Annual Meeting matters and, therefore, will not be answered.

What am I voting on?

There are three matters scheduled for a vote:

•
Election of Andrew Spaventa, Marcia Eisenberg, Ph.D., and Michael Pellini, M.D., as the Class III directors to serve until the 2027 annual meeting of stockholders or until their respective successors have been elected or appointed.
•
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
•
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-10 to 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 1, 2024 will be entitled to vote at the Annual Meeting. On the Record Date, there were 74,085,495 shares of Company’s common stock entitled to vote, which is our only class of voting stock. This includes 18,129 shares of common stock subject to the Company’s right of repurchase until they vest. The holders of our common stock have the right to one vote for each share of common stock they held as of the Record Date.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for ten days prior to the Annual Meeting at our principal place of business, 3010 Science Park Road, San Diego, California 92121 between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time.

How do I vote?

If on April 1, 2024, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the virtual meeting and vote electronically. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you, as they may be different from the instructions below.

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You may vote by using the Internet at www.proxydocs.com/OMIC by following the instructions for Internet voting on the Notice or proxy card mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Tuesday, May 28, 2024. Easy‑to‑follow instructions allow you to vote your shares and confirm that your voting instructions have been properly recorded.
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You may vote by telephone by dialing (866) 570-1665 and following the instructions for voting by phone on the Notice or, if you received a proxy card by mail, the proxy card mailed to you. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on Tuesday, May 28, 2024. Easy‑to‑follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.
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You may vote by mail by requesting, completing and mailing in a paper proxy card, as outlined in the Notice. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to virtually attend the Annual Meeting. Mailed proxy cards must be received by Tuesday, May 28, 2024.
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If you wish to vote electronically at the Annual Meeting, the unique link provided to you via email after registering in advance at www.proxydocs.com/OMIC using the procedure described above, and using your unique control number that was included in the proxy materials that you received in the mail.

If, on April 1, 2024, you held your shares in “street name” (i.e., held in the name of a bank, broker or other holder of record), you will receive instructions from the bank, broker or holder of record. You must follow the instructions of the bank, broker or holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares virtually in attendance at the Annual Meeting, you should contact your bank, broker or agent to obtain a legal proxy or broker’s proxy card to have available during the Annual Meeting in order to vote.

You do not need to attend the virtual Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “Can I change my vote after submitting my proxy?” below.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows: (i) “For” the election of each of the director nominees for Class III director; (ii) “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 as disclosed herein; and (iii) “For” the Reverse Stock Split Proposal. However, if you are not a record holder, such as when your shares are held in “street name,” you must provide voting instructions to the bank, broker or record holder of the shares in accordance with the bank, broker or record holder’s requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or Notice?

If you receive more than one proxy card or Notice, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card or submit a proxy for each Notice to ensure that all of your shares are voted.

What if I share an address with another stockholder of Singular?

If you reside at the same address as another Singular stockholder, you and the other Singular stockholders residing at the same address may receive a single copy of the Notice. This process, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be householding our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you wish to receive a separate copy of the Notice, you may do so by making a written or oral request to: Singular Genomics Systems, Inc., 3010 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary, or by calling (858) 333-7830. Upon your written or oral request, we will promptly deliver a separate copy to you. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number. The Annual Report, this proxy statement and Notice are also available at www.proxydocs.com/OMIC.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:

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If you receive a proxy card, you may submit another properly completed proxy card with a later date.
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You may re-vote by Internet or telephone as instructed above.
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You may send a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 3010 Science Park Road, San Diego, California 92121.
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You may virtually attend the Annual Meeting and vote electronically by going to www.proxydocs.com/OMIC and registering by Tuesday, May 28, 2024 at 12:00 p.m. Pacific Time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access to the Annual Meeting and to vote and submit questions during the Annual Meeting using your unique control number that was included in the proxy materials that you received in the mail. Simply attending the virtual meeting will not, by itself, revoke your proxy.

Who will solicit proxies on behalf of our Board of Directors?

Proxies may be solicited on behalf of our Board of Directors, without additional compensation, by the Company’s directors and employees.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail and personal solicitation by our directors, officers and other employees (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website at www.singulargenomics.com. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, withheld votes, abstentions and broker non‑votes. Abstentions will be counted as present for purposes of determining the presence of a quorum. For Proposal 1, abstentions will not be considered as votes cast for or withheld for any director and will therefore have no effect on the outcome of the vote. For Proposals 2 and 3, abstentions will not be considered as votes cast for or against the proposal and will therefore have no effect on the outcome of the vote. Broker non‑votes, as described in the next paragraph, have no effect and will not be counted toward the vote total for such proposals.

If your shares are held by your bank or broker as your nominee (that is, in “street name”), you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non‑discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name without your voting instructions. Proposal 2 for the ratification of the appointment of Ernst & Young LLP and Proposal 3 to approve the Reverse Stock Split Proposal are each considered routine and therefore brokers generally have discretionary authority to vote shares held in street name on those proposals. However, several large brokers have recently announced that they were eliminating the practice of discretionary voting of uninstructed shares, including on matters generally identified as “routine”. On non‑discretionary items for which you do not give your broker instructions, the shares will be treated as broker non‑votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non‑discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1 is thus a non-discretionary matter and therefore if you hold your shares through a broker, nominee, fiduciary or other custodian, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

•
For Proposal 1, each director is elected by a plurality of the votes cast with respect to that director. This means that the two nominees receiving the most “For” votes will be elected. Abstentions and broker non‑votes are not considered votes cast on this proposal and will not have any effect on the election of the director.
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To be approved, Proposal 2, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, must receive more “For” votes than “Against” votes at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
•
To be approved, Proposal 3, the Reverse Stock Split Proposal, must receive more “For” votes than “Against” votes at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote. Broker non-votes, if any, will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on April 1, 2024, the Record Date, are represented at the meeting by stockholders present online or by proxy. On the Record Date, there were 74,085,495 shares of common stock entitled to vote, including 18,129 shares of common stock that remain subject to the Company’s right of repurchase until they vest. Thus 37,042,748 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non‑votes will be counted toward the quorum requirement.

How will my shares be voted if I mark “Abstain” on my proxy card?

We will count a properly executed proxy card marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy card will not be voted at the Annual Meeting for the proposals so marked.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8‑K filed with the SEC within four business days after the end of the Annual Meeting.

When are stockholder proposals and nominations for director due for next year’s annual meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by our Corporate Secretary on or before December 19, 2024. If you wish to submit a proposal to be presented at the 2025 Annual Meeting of Stockholders, but which will not be included in the Company’s proxy materials, including to nominate a director, your notice must be received by our Corporate Secretary at Singular Genomics Systems, Inc., 3010 Science Park Road, San Diego, California 92121, Attn: Corporate Secretary, no earlier than January 29, 2025 and no later than February 28, 2025. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 30, 2025. Proposals that are not received in a timely manner will not be voted on at the 2025 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. You are advised to review our amended and restated bylaws (the “bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. Stockholders may request a free copy of our bylaws from contacting our Corporate Secretary at 3010 Science Park Road, San Diego, California 92121, Attn: Corporate Secretary.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Executive Officers, Key Employees and Directors

Our executive officers, key employees and directors, and certain information about each of them as of April 1, 2024, are set forth below.

Executive Officers, Key Employees and Directors	Age	Position
Andrew Spaventa	39	Chief Executive Officer and Chair of the Board
Eli Glezer, Ph.D.	55	Chief Scientific Officer
Dalen Meeter	46	Chief Financial Officer
Jyotsna Ghai, Ph.D.	65	Chief Operating Officer
Jorge Velarde	57	Chief Business Officer
Vincent Brancaccio	41	Senior Vice President, Human Resources
David Barker, Ph.D.	82	Director
Marcia Eisenberg, Ph.D.	65	Director
Kim Kamdar, Ph.D.	56	Director
Elaine Mardis, Ph.D.	61	Director
Michael Pellini, M.D.	58	Director
Jason Ryan	49	Director

Executive Officers and Key Employees

Andrew Spaventa. Mr. Spaventa is a founder, has served as our Chief Executive Officer and has served on our Board since the Company was created in 2016. Mr. Spaventa has also served as Managing Partner at Axon Ventures since March 2014. Mr. Spaventa is also a founder of Truvian Sciences, a company created in 2015. He also serves as a member of the board of directors of Aspen Neuroscience. He is a member of the board of the non-profit San Diego Venture Group. Previously, from 2009 to 2013, Mr. Spaventa was a co-founder of ecoATM, which was acquired by Outerwall (Coinstar) in 2012. From 2013 to 2016, Mr. Spaventa was a consultant for Edico Genome, which was acquired by Illumina in 2018. Mr. Spaventa received a B.A. in Political Science and International Relations from the University of California, San Diego and attended law school at the University of San Diego for one year. Mr. Spaventa also holds an M.B.A. from the University of California, San Diego—Rady School of Management. We believe Mr. Spaventa’s service as our Chief Executive Officer, his experience as a venture capital investor, his professional experience in the life science and genomics space and his extensive understanding of our business, operations and strategy qualify him to serve on our Board of Directors.

Eli Glezer, Ph.D. Dr. Glezer is a founder and has been our Chief Scientific Officer since founding the Company in 2016. Prior to joining the Company, Dr. Glezer was the Chief Technology Officer for Meso Scale Diagnostics, where he led the design and development of multi-array electrochemiluminescence technology and multiplexed immunoassays from concept to multiple products, from 1997 to 2016. Dr. Glezer received a B.S. in Mechanical Engineering with highest honors from the University of California, Berkeley, a B.A. in Physics from the University of California, Berkeley and a Ph.D. from Harvard University in Applied Physics. Dr. Glezer holds over 60 issued U.S. patents.

Dalen Meeter. Mr. Meeter has served as our Chief Financial Officer since October 2022 and previously served as our Senior Vice President of Finance since May 2021 and Vice President of Finance since joining the Company in December 2019. Prior to joining the Company, Mr. Meeter served in various finance positions at Illumina, Inc., including Senior Director, Finance, from September 2010 to November 2019. Prior to Illumina, Mr. Meeter held a variety of finance and accounting leadership positions at Websense and EMC Captiva Software. Mr. Meeter started his career at KPMG LLP in the Audit and Advisory practice. He holds a B.A. in Business Economics from the University of California, Santa Barbara, holds an M.B.A. from the University of Southern California—Marshall School of Business and is a licensed Certified Public Accountant in the state of California.

Jyotsna Ghai, Ph.D. Dr. Ghai has served as our Chief Operating Officer since September 2023. Prior to joining the Company, she served as the Global Head, Vice President of Product Development for Roche Tissue Diagnostics (Pathology/Oncology) from 2019 to 2023, where she successfully led highly technical strategic programs with large multi-functional teams. Prior to Roche, Dr. Ghai served as the Vice President of Research and Development, Biosurgery, at Ethicon, Johnson & Johnson from 2017 to 2019. Prior to Johnson & Johnson, she served as Global Head of the large volume drug device platform at Sanofi from 2014 to 2017. Prior to Sanofi, Dr. Ghai served for 15 years at Medtronic in various leadership positions across the Cardiac Surgery, Implantable Infusion Systems and Neuromodulation divisions. Dr. Ghai holds a Masters of Science and Ph.D. in Microbiology from the College of Basic Sciences and Humanities at Punjab Agricultural University, with a focus on microbial genetics and biochemistry. She completed her post-doctoral work at the National Center for Scientific Research in France in molecular biology and at the University of Minnesota on the molecular basis of tumorigenesis and discovery of an oncogene in a rare oncogenic form of HPV11. Dr. Ghai has also completed an Advanced Leadership Program at the University of Pennsylvania’s Wharton School and received multiple certificates from the Stanford Advanced Program Management Certificate Program from Stanford University.

Jorge Velarde. Mr. Velarde has most recently served as our Chief Business Officer since March 2024 and previously served as our Senior Vice President of Corporate Development and Strategy since October 2018. Mr. Velarde has also served on the board of Kura Biotech since October 2020. Prior to joining the Company, Mr. Velarde served as Chief Executive Officer and President of BaseHealth, Inc., a company focused on developing an integrated health management platform combining genomic data with clinical and behavioral analysis, from January 2014 until January 2015. Earlier in his career, Mr. Velarde was Vice President of Business Development at Illumina, Inc. for 11 years and a business development lead at Gen-Probe, Inc., as well as the scientific co-founder of Chugai Biopharmaceuticals. Mr. Velarde holds a B.S. in Molecular Biology and a minor in Chemistry from Loyola University, New Orleans, and an M.B.A. from the University of California, Irvine—Paul Merage School of Business.

Vincent Brancaccio. Mr. Brancaccio has served as our Senior Vice President of Human Resources since March 2022 and previously served as our Vice President of Human Resources since joining the Company in September 2019. Prior to joining the Company, Mr. Brancaccio served as Director of Global Compensation at NuVasive from May 2014 until August 2019. Prior to NuVasive, Mr. Brancaccio served in a number of human resources and finance roles at Life Technologies. Mr. Brancaccio also serves as an advisor to PeopleTech Partners, a venture capital firm focused on the human resources space. Mr. Brancaccio holds a B.A. in Business Management and Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, San Diego—Rady School of Management.

Non-Employee Directors

David Barker, Ph.D. Dr. Barker has served as a member of our Board since September 2016. Dr. Barker has served as a member of the board of directors of AmideBio since August 2011 and Bionano Genomics (Nasdaq: BNGO) since April 2010. He is also a scientific advisor to Luna DNA. He served as Vice President and Chief Scientific Officer at Illumina, Inc. from 2000 to 2007 and on the Illumina scientific advisory board until May 2016. He was previously on the boards of Aspen Neuroscience from 2018 to 2021, NextBio, acquired by Illumina in 2013, ProteinSimple, acquired by Bio-Techne in 2014, Zephyrus Biosciences, Inc., acquired by Bio-Techne in 2016, IntegenX, acquired by Thermo Fisher Scientific in 2018, and Integrated Diagnostics, acquired by Biodesix in 2018. In his academic career, Dr. Barker conducted interdisciplinary research in neurobiology as a postdoctoral fellow at Harvard Medical School, Assistant Professor at the University of Oregon and Associate Professor at Oregon State University. Dr. Barker holds a B.S. with honors in Chemistry from the California Institute of Technology and a Ph.D. in Biochemistry from Brandeis University. We believe that Dr. Barker’s extensive experience in managing and leading early stage and established companies within the clinical diagnostic and biotechnology industries qualifies him to serve as a member of our Board.

Marcia Eisenberg, Ph.D. Dr. Eisenberg has served as a member of our Board since August 2023. Since 2014, she has served as Chief Scientific Officer of Labcorp Diagnostics and as Labcorp’s Enterprise Chief Scientific Officer. She served in a variety of other roles at Labcorp and its affiliates starting in 1990. Dr. Eisenberg has extensive experience with forensic DNA testing, biotechnology, molecular genetics, and molecular oncology. She has helped lead the development and validation of well over a thousand clinical assays used for patient care during her more than 30-year tenure at Labcorp. Dr. Eisenberg previously held roles on the National Institute of Environmental Health Sciences and the Federal Bureau of Investigation’s DNA Advisory Board, where she was later recognized for her contributions to the advancement of DNA technology. A molecular biologist by training, Dr. Eisenberg was a member of the team responsible for commercializing polymerase chain reaction (“PCR”) tests in the 1990s, making large-scale testing possible. Dr. Eisenberg has been recognized multiple times in her career including as a Healthcare Businesswomen’s Association Luminary in 2021, as one of Fierce Healthcare’s 2021 Women of Influence, and as one of the Fierce Healthcare’s Fiercest Women in Life Sciences in 2022. Dr. Eisenberg received her B.S. degree in Biology and her B.A. degree in Psychology from the State University of New York at Albany, her M.S. degree in Molecular Biology from the State University of New York at Albany, and her Ph.D. in Molecular Biology from the University of Kentucky. We believe Dr. Eisenberg is qualified to serve on our Board of Directors based on her extensive experience in the diagnostics industry and knowledge and experience in genomics and biotechnology.

Kim Kamdar, Ph.D. Dr. Kamdar has served as a member of our Board since May 2017. She has been a Partner at Domain Associates, LLC since 2011. Dr. Kamdar is currently Chair of the Board of Directors of Seraphina Therapeutics and Truvian Sciences, Inc. and serves on the board of directors of EvoFem Biosciences, Inc. (Nasdaq: EVFM) and Sera Prognostics (Nasdaq: SERA). She served on the board of Syndax Pharmaceuticals (Nasdaq: SNDX) from September 2006 to May 2017 and Obalon Therapeutics, Inc. (Nasdaq: OBLN) from October 2008 to June 2021. She also serves on the board of directors of several private companies including Epic Sciences, Alume and Pleno. Formerly, Dr. Kamdar was a Kauffman Fellow with MPM Capital (“MPM”). Prior to joining MPM, Dr. Kamdar was a research director at Novartis, where she built and led a research team that focused on the biology, genetics and genomics of model organisms. Dr. Kamdar is the author of ten papers as well as the inventor on seven patents. Dr. Kamdar serves as an advisory board member of Dr. Eric Topol’s National Institute of Health–supported Clinical and Translational Science Award for Scripps Medicine and is also on the non-profit board for Access Youth Academy, an organization that is transforming the lives of underserved youth through academic enrichment, health and wellness, social responsibility and leadership through squash. Dr. Kamdar received her B.A. from Northwestern University and her Ph.D. in Biochemistry and Genetics from Emory University. We believe Dr. Kamdar is qualified to serve on our Board of Directors based on her extensive experience working and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry.

Elaine Mardis, Ph.D. Dr. Mardis has served as a member of our Board of Directors since January 2022. Since 2016, Dr. Mardis has served as Co-Executive Director of the Institute of Genomic Medicine at Nationwide Children’s Hospital in Columbus, Ohio. Dr. Mardis is also a Professor of Pediatrics at the Ohio State University College of Medicine. Dr. Mardis has served on the Supervisory Board of Qiagen N.V. since 2014 and has scientific advisory roles at PACT Pharma LLC and Scorpion Therapeutics LLC. She is also an elected member of the U.S. National Academy of Medicine. Dr. Mardis is the former Robert E. and Louise F. Dunn Distinguished Professor of Medicine at Washington University School of Medicine in St. Louis, Missouri, where she was on the faculty for 22 years. Prior to joining the Washington University faculty, she was a senior research scientist at BioRad Laboratories. Dr. Mardis is also the past President of the American Association for Cancer Research. Dr. Mardis received her B.S. in Zoology and her Ph.D. in Chemistry and Biochemistry, both from the University of Oklahoma. We believe Dr. Mardis is qualified to serve on our Board of Directors based on her extensive experience in the genomics industry and clinical research.

Michael Pellini, M.D. Dr. Pellini has served as a member of our Board of Directors since April 2017. Dr. Pellini has been a Managing Partner at Section 32, LLC, a venture capital firm, since December 2017. Dr. Pellini previously served as Chairman of the Board of Directors, Chief Executive Officer and President at Foundation Medicine, Inc., a molecular information company, from April 2011 until 2018 when it was acquired by F. Hoffmann-La Roche Ltd. From 2008 to 2011, Dr. Pellini was the President and Chief Operating Officer of Clarient, Inc., which was acquired by a General Electric Healthcare Company (NYSE:GE) in 2010. Dr. Pellini currently serves on the board of directors of Octave Biosciences, Exai Bio and Adaptive Biotechnologies Corporation (Nasdaq: ADPT). He served on the board of Tango Therapeutics (Nasdaq: TNGX) from March 2018 to August 2021 and GeneDx (formerly Sema4) (Nasdaq: WGS) from July 2021 to February 2023. Dr. Pellini received a B.A. from Boston College, an M.B.A. from Drexel University and an M.D. from Jefferson Medical College, now the Sidney Kimmel Medical College of Thomas Jefferson University. Dr. Pellini’s qualifications to sit on our Board of Directors include his extensive leadership, executive, managerial, business and diagnostic company experience, along with his years of industry experience in the development and commercialization of life sciences products and services. We believe Dr. Pellini’s background as a medical doctor, executive, extensive experience as a venture capital investor and as a member of the boards of directors of private and public companies qualify him to serve on our board of directors.

Jason Ryan. Mr. Ryan has served as a member of our Board of Directors since April 2021. Prior to joining the Board of Directors, Mr. Ryan served as Chief Operating and Financial Officer of Magenta Therapeutics, Inc. (Nasdaq: MGTA) from January 2019 to October 2020. Prior to joining Magenta Therapeutics, Inc., Mr. Ryan previously served as Chief Financial Officer of Foundation Medicine, Inc., which became a wholly owned subsidiary of Roche Holdings, Inc., from March 2015 to November 2018. Prior to his position as Chief Financial Officer of Foundation Medicine, Inc., Mr. Ryan served in various other finance roles at Foundation Medicine. Prior to joining Foundation Medicine, Inc., Mr. Ryan led the finance and strategic planning functions of various other life science companies including Taligen Therapeutics, Inc., Codon Devices Inc. and Genomics Collaborative, Inc. Mr. Ryan currently serves as Executive Chairman of GeneDx (formerly Sema4) (Nasdaq: WGS) and Chairman of the Board of SomaLogic, Inc. (Nasdaq: SLGC) and previously served on the board of directors of ArcherDX, Inc., which was acquired by Invitae Corporation, from April 2020 to October 2020. He began his career at Deloitte & Touche. Mr. Ryan holds a B.S. in Economics from Bates College, holds an M.B.A. from Babson College and earned a C.P.A. in Massachusetts. We believe that Mr. Ryan is qualified to serve on our board of directors because of his extensive finance experience and his leadership experience in the life sciences industry.

There are no family relationships among any of our directors or executive officers.

Corporate Governance and Board Matters

Director Independence

As required under the listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s board of directors must be independent. Management and outside counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this proxy statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors or director nominees. After reviewing this information, our Board of Directors affirmatively determined that all of our non-employee directors were independent directors within the meaning of the applicable Nasdaq listing standards. The independent members of our Board of Directors hold separate regularly scheduled executive session meetings at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

The following table provides membership information for each committee of the Board of Directors as of December 31, 2023:

Name	Audit	Compensation	Nominating and Corporate Governance
David Barker, Ph.D.	X		X*
Marcia Eisenberg, Ph.D.			**
Kim Kamdar, Ph.D.	X	X
Elaine Mardis, Ph.D.			X
Michael Pellini, M.D.		X*
Jason Ryan	X*	X

* Denotes Committee Chair.

** Effective February 29, 2024, Dr. Eisenberg was appointed as a member of the Nominating and Corporate Governance Committee.

Below is a description of each committee of our Board of Directors in 2023. Our Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees meets the applicable rules and regulations regarding “independence,” and also that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The members of the Audit Committee are Mr. Ryan, Dr. Barker and Dr. Kamdar, each of whom can read and understand fundamental financial statements. Each are independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Audit Committee members. Mr. Ryan chairs the Audit Committee. Our Board of Directors has determined that Mr. Ryan qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Our Audit Committee assists our Board of Directors’ oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of the independent registered public accounting firm, the design and implementation of our internal audit function and risk assessment and risk management. Among other things, our Audit Committee is responsible for reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures. The Audit Committee also discusses with our management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of our financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention and treatment of any complaints reporting accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by our employees concerning questionable accounting or auditing matters. In addition, our Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our Audit Committee has sole authority to approve the hiring and discharging of our independent registered public accounting firm, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. Our Audit Committee reviews and oversees all related party transactions in accordance with our policies and procedures.

Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.singulargenomics.com. Each of Mr. Ryan, Dr. Barker, Dr. Kamdar and Dr. Pellini served on the Audit Committee of our Board of Directors during 2023. Dr. Pellini served on the Audit Committee until May 2022 when he was replaced by Dr. Kamdar. The Audit Committee met four times during 2023.

Compensation Committee

The members of our Compensation Committee are Dr. Pellini, Dr. Kamdar and Mr. Ryan. Dr. Pellini chairs the Compensation Committee. Each member of our Compensation Committee is independent under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to Compensation Committee members, is a “non-employee director,” as defined in Rule 16b-3 adopted under Section 16 of the Exchange Act and is an “outside director” under Regulation Section 1.162-27 adopted under Section 162(m) of the Code of 1986, as amended. Our Compensation Committee assists our Board of Directors with its oversight of the forms and amounts of compensation for our executive officers, the administration of our incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs.

In establishing compensation amounts for executives, our Compensation Committee seeks to support the Company’s overall business strategy and objectives, attract and retain key executives, link compensation with business objectives and organizational performance and provide competitive compensation opportunities. The Compensation Committee may form subcommittees and delegate its power and authority to such subcommittees. A more detailed description of the Compensation Committee’s functions can be found in our Compensation Committee charter. The charter is published in the corporate governance section of our website at www.singulargenomics.com. Each of Dr. Pellini, Dr. Kamdar and Mr. Ryan served on the Compensation Committee of our Board of Directors during 2023.

The Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consultant, during the year ended December 31, 2023 to provide comparative data from our industry and selected peer companies on executive and non-employee director compensation practices and to advise our Compensation Committee on our executive officer and non-employee director compensation and equity plan programs generally. Our Compensation Committee retains the sole authority to direct, terminate and engage Pearl Meyer’s services. Other than the services for which Pearl Meyer was engaged by our Compensation Committee, Pearl Meyer did not provide any other services to the Company.

The Compensation Committee met five times during 2023. Mr. Spaventa, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, Mr. Spaventa makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and Mr. Spaventa participates in the Committee’s deliberations about their compensation. Mr. Brancaccio, our Senior Vice President of Human Resources, also assists the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Dr. Barker, Dr. Mardis, and, effective February 29, 2024, Dr. Eisenberg. Dr. Barker chairs the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee: assists our Board of Directors with its oversight and identification of individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; selects, or recommends that our Board of Directors select, director nominees; develops and recommends to our Board of Directors a set of corporate governance guidelines; and oversees the evaluation of our Board of Directors. Our Nominating and Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.singulargenomics.com. Dr. Barker and Dr. Mardis served on our Nominating and Corporate Governance Committee during 2023. All members of our Nominating and Corporate Governance Committee are independent as currently defined under Nasdaq listing standards. Our Nominating and Corporate Governance Committee met four times during 2023.

Our Nominating and Corporate Governance Committee believes that the minimum qualifications and skills that candidates for director should possess include: (a) the highest professional and personal ethics and values; (b) a commitment to enhancing stockholder value; and (c) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. The committee also considers the following factors: (a) various and relevant career experience; (b) relevant skills, such as an understanding of the Company’s business and industry; (c) financial expertise; (d) diversity; and (e) local and community ties. Our Nominating and Corporate Governance Committee may modify these factors from time to time.

Under our corporate governance guidelines, diversity is one of several critical factors that the Nominating and Corporate Governance Committee considers when evaluating the composition of our Board of Directors, among other critical selection criteria. We consider various diversity factors when considering director candidates, including race, ethnicity, gender identity, national origin and geography. Our Board of Directors currently includes directors with a range of diversity. We believe each director contributes to our Board of Directors’ overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. We are committed to maintaining and enhancing the effectiveness and diversity of our Board of Directors, in furtherance of this, the nominating and corporate governance committee conducts annual self-evaluations to assess the Board’s performance.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by our Board of Directors or our Nominating and Corporate Governance Committee. If a stockholder of the Company wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee, the stockholder recommendation should be delivered to our Corporate Secretary at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation.

Science and Technology Committee

In January 2022, our Board of Directors formed an advisory Science and Technology Committee to oversee science and technology matters of the Company. Dr. Glezer serves as Chair of the Science and Technology Committee, and Dr. Barker, Dr. Eisenberg and Dr. Mardis serve as committee members.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

Board Leadership Structure

Our Board of Directors has combined the roles of Chair and Chief Executive Officer, who is Andrew Spaventa. Our Board has determined that we would be best served by having a Chair with deep operational and strategic knowledge of our business. Our Board has also appointed Dr. Pellini as our Lead Independent Director. Our Board has determined that we would be best served by also having a lead independent director to be responsible for conducting sessions with the independent directors as part of every Board meeting, calling special meetings of the independent directors and chairing all meetings of the independent directors.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. In particular, our Board of Directors provides risk oversight for our entire company by receiving management assessments, including risk assessments, from all functional areas of our Company, and discussing these assessments with management. The Board of Directors also reviews the adequacy and effectiveness of our cybersecurity and information security policies and practices, including the internal controls regarding cyber and information security. Our Board of Directors’ overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures.

Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Based on this review, our Compensation Committee believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk‑taking. Base salaries are fixed in amount and thus do not encourage risk‑taking. A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long‑term equity awards that are important to help further align employee interests with those of our stockholders. We do not believe that these awards encourage unnecessary or excessive risk‑taking because the ultimate value of the awards is tied to our stock price, and because awards are subject to long‑term vesting schedules to help ensure that employees have significant value tied to long‑term stock price performance.

Stockholder Communications with our Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of our Board of Directors may do so by writing to our Board of Directors or to the particular member of our Board of Directors, care of our Corporate Secretary by mail to our principal executive offices at 3010 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Meetings of the Board of Directors

Our Board of Directors met seven times during 2023. Each member of our Board of Directors attended at least 75% of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member. Members of our Board of Directors and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2023. While we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meetings of stockholders all directors are encouraged to attend. All of the members of our Board of Directors attended our 2023 Annual Meeting of Stockholders.

Code of Conduct

Our Board of Directors has adopted a code of conduct, which applies to all of our employees, officers and directors. We also expect our agents, representatives and consultants to follow our code of conduct in connection with their work for us. The full text of our code of conduct is posted on the corporate governance section of our website at www.singulargenomics.com. We intend to disclose future amendments to, or waivers of, our code of conduct as and to the extent required by SEC regulations, at the same location on our website identified above and in public filings. Our code of conduct represents the standards by which we operate and reflects our objective to be an ethical, mindful and transparent business. The purpose of our code of conduct is to promote honest and ethical conduct, including with respect to actual or apparent conflicts of interest between personal and professional relationships, to promote full, fair, accurate, timely and understandable disclosure in periodic reports filed by us, to promote compliance with applicable governmental laws, rules and regulations, promote the protection of the Company’s assets, including corporate opportunities and confidential information, promote fair dealing practices, deter wrongdoing, promote prompt internal reporting of violations of the code of conduct to an appropriate person identified in the code of conduct, and ensure accountability for adherence to the code of conduct.

Hedging and Pledging Policies

Pursuant to our Insider Trading Policy, all employees and agents, including our executive officers and directors, are prohibited from trading in publicly traded options, such as puts or calls, or other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities. Employees are also prohibited from including our securities in a margin account or pledging our securities as collateral for a loan without the approval of the Company’s Compliance Officer. Further, our Insider Trading Policy prohibits any employee, including any executive officers, to engage in “short sales” and “selling short against the box” with respect to our securities. Any violation of the policies may result in disciplinary action, including dismissal for cause.

Corporate Responsibility

We understand that long-term value creation for stockholders is our core responsibility. We also have an important role to play for our team members, our customers and the communities we serve and believe that enriching and enabling the lives of our employees and their families, supporting our environment, caring for our communities and being good stewards over the Company is fundamental to our culture.

Employee Wellbeing, Training and Communication

We invest significant resources to attract, develop, engage and retain the talent needed to achieve our mission of accelerating genomics for the advancement of science and medicine. By investing significant resources in our people, we are better able to make discoveries across the fastest growing markets in basic research, clinical applications, single-cell analysis, spatial genomics and proteomics and grow our business. We offer competitive total rewards, including salary, bonuses, benefits and equity compensation for our employees. Further, we offer unique perks to delight our employees so that they will in turn delight our customers. We strive to maintain and promote a culture that fosters the values, behaviors and attributes necessary to advance our business and execute our strategy.

We believe in encouraging employees to become lifelong learners by providing ongoing learning and leadership training opportunities. Our scaled learning platform of on-demand and virtual classroom learning focuses on personal and professional development. We also strive to provide real-time recognition of employee performance. Additionally, our formal annual review process is used to determine pay and equity adjustments to recognize individual contributions, as well as identify areas where training and development may be needed.

We value open and direct communication with our employees about their experiences and use a variety of channels to obtain employee feedback, including employee surveys. Our annual employee survey provides us with actionable data at the company, department and managerial level, with upward feedback on performance against expectations. Each year, the input received through these surveys is used to help evolve our working environment and strengthen our culture.

Diversity and Inclusion

Diversity is one of our core values, and we believe in creating an inclusive and equitable environment that represents a broad spectrum of backgrounds and cultures. To this end, among other initiatives, we established our employee-led Inclusion Council in 2022. The mission of the Inclusion Council is to create a culture of belonging that fosters connectedness, encourages authentic communication and challenges biases. Through these programs, we aim to provide our employees with an inclusive working environment and opportunities for them to achieve their goals.

Additionally, our Board of Directors values having a Board that reflects diverse perspectives, including those based on gender, ethnicity, skills, experience at policy-making levels in areas that are relevant to the Company’s activities, and functional, geographic and cultural backgrounds. The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. Our Board satisfies the minimum objectives of Nasdaq Rule 5605(f) by having at least one director who identifies as female and at least one director who identifies as a member of an Underrepresented Minority (as defined by Nasdaq Rules). As we pursue future Board recruitment efforts, our Nominating and Corporate Governance Committee will continue to seek out candidates who can contribute to the diversity of views and perspectives of the Board. This includes seeking out individuals of diverse ethnicities, gender identity and diverse perspectives informed by other personal and professional experiences.

Board Diversity Matrix as of April 1, 2024
Total Number of Directors:	7
	Female	Male
Part I: Gender Identity
Directors by gender identity	3	4
Part II: Demographic Background
White	2	4
Asian	1	-
Did not disclose demographic background	-	-

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 29, 2024 for:

•
each of our directors and director nominees;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders, information obtained from our records, and Schedules 13G and 13D filed with the SEC.

We have based our calculation of the percentage of beneficial ownership on
73,952,087 shares of our common stock outstanding as of February 29, 2024, which excludes 23,530 shares of common stock that are not considered outstanding because they remain subject to the Company’s right of repurchase until they vest. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 29, 2024 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is 3010 Science Park Road, San Diego, California 92121.

	Shares Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
Named Executive Officers and Directors:
Andrew Spaventa (1)	6,036,358	8.0%
Eli Glezer, Ph.D. (2)	4,910,417	6.6%
Dalen Meeter (3)	406,782	*
David Barker, Ph.D. (4)	1,126,250	1.5%
Marcia Eisenberg, Ph.D.	-	*
Kim Kamdar, Ph.D. (5)	3,860,235	5.2%
Elaine Mardis, Ph.D. (6)	49,269	*
Michael Pellini, M.D. (7)	441,222	*
Jason Ryan (8)	72,916	*
All executive officers and directors as a group (11 persons) (9)	17,096,470	22.2%
Greater than 5% Stockholders:
Deerfield Private Design Fund IV, L.P. and affiliates (10)	5,014,871	6.8%
LC Healthcare Fund I, L.P. and affiliates (11)	4,557,662	6.2%
Domain Partners IX, L.P. and affiliates (12)	3,778,985	5.1%
ARCH Venture Fund IX, L.P. and affiliates (13)	3,798,926	5.1%

* Represents beneficial ownership of less than one percent.

(1)

Consists of (i) 4,075,789 shares of common stock held directly by The Andrew K. Spaventa Living Trust dated April 9, 2014, of which Mr. Spaventa is a trustee and has voting and investment control with respect to these shares, (ii) 9,766 shares of common stock held directly by Mr. Spaventa and (iii) 2,569 shares of common stock held directly by Axon Ventures X, LLC., of which Mr. Spaventa is a managing partner (iv) 1,948,234 shares of common stock issuable pursuant to options held directly by The Andrew K. Spaventa Living Trust dated April 9, 2014 exercisable within 60 days of February 29, 2024. Mr. Spaventa is our Chief Executive Officer and Chair of our Board.

(2)

Consists of (i) 4,577,500 shares of common stock held directly by Dr. Glezer and (ii) 332,917 shares of common stock issuable pursuant to options held directly by Dr. Glezer exercisable within 60 days of February 29, 2024. Dr. Glezer is our Chief Scientific Officer.

(3)

Consists of (i) 194,023 shares of common stock held directly by Mr. Meeter and (ii) 212,759 shares of common stock issuable pursuant to options held directly by Mr. Meeter exercisable within 60 days of February 29, 2024. Mr. Meeter is our Chief Financial Officer.

(4)

Consists of (i) 1,060,000 shares of common stock held directly by The Barker/Loring Trust Dated August 27, 2013 and (ii) 66,250 shares of common stock issuable pursuant to options held directly by Dr. Barker exercisable within 60 days of February 29, 2024. Dr. Barker is a member of our Board and co-trustee of The Barker/Loring Trust Dated August 27, 2013 and has shared voting and investment control with respect to these shares.

(5)

Consists of (i) 3,763,985 shares held directly by Domain Partners IX, L.P., (ii) 15,000 shares of common stock held directly by Dr. Kamdar, (iii) 66,250 shares of common stock issuable pursuant to options held directly by Dr. Kamdar exercisable within 60 days of February 29, 2024 and (iv) 15,000 shares of common stock held directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is One Palmer Square Associates IX, L.L.C. (“OPSA IX”). Dr. Kamdar is a member of our Board and a managing member of OPSA IX and a managing member of Domain Associates, LLC. Dr. Kamdar disclaims beneficial ownership of the shares held by Domain Partners IX, L.P. and Domain Associates L.L.C, except to the extent of her pecuniary interest therein.

(6)	Consists of 49,269 shares of common stock issuable pursuant to options held directly by Dr. Mardis exercisable within 60 days of February 29, 2024. Dr. Mardis is a member of our Board.
(7)

Consists of (i) 96,994 shares held directly by The Pellini Family Trust, of which Dr. Pellini is the trustee and has voting and investment control with respect to these shares, (ii) 254,228 shares held directly by Dr. Pellini and (iii) 90,000 shares of common stock issuable pursuant to options held directly by Dr. Pellini exercisable within 60 days of February 29, 2024. Dr. Pellini is a member of our Board.

(8)	Consists of 72,916 shares of common stock issuable pursuant to options held directly by Mr. Ryan exercisable within 60 days of February 29, 2024. Mr. Ryan is a member of our Board.
(9)

Consists of (i) 14,080,417 shares of common stock beneficially owned by our directors and executive officers and (ii) 3,016,053 shares of common stock issuable to our directors and executive officers upon exercise of outstanding stock options exercisable within 60 days of February 29, 2024.

(10)

Based on the Schedule 13G filed with the SEC on February 12, 2024. Consists of (i) 4,984,871 shares held by Deerfield Private Design Fund IV, L.P, and (ii) 30,000 shares of common stock underlying stock options granted to Andrew ElBardissi, an employee of Deerfield Management Company, L.P. (“Deerfield Management”), which are held for the benefit, and at the direction, of Deerfield Management. Beneficial ownership does not include 2,500 shares of non-voting Series A Common Stock Equivalent Convertible Preferred Stock (“Series A Preferred Stock”) held by Deerfield Private Design Fund IV, L.P. The ability of a holder to convert Series A Preferred Stock into common stock is prohibited to the extent that, upon such conversion, such holder or its affiliates would exceed 4.9% of the total number of shares of common stock then outstanding for purposes of Section 13(d) reporting. Subject to these restrictions, the Series A Preferred Stock may be converted into 2,500,000 share of common stock. Deerfield Mgmt IV, L.P. is the general partner of Deerfield Private Design Fund IV, L.P. and Deerfield Mgmt, L.P. is the general partner of Deerfield Partners, L.P. Deerfield Management is the investment advisor of Deerfield Private Design Fund IV L.P. and Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV, L.P., Deerfield Mgmt, L.P. and Deerfield Management. Each of Deerfield Mgmt IV, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Private Design Fund IV, L.P. Each of Deerfield Mgmt, L.P., Deerfield Management and James E. Flynn may be deemed to beneficially own the securities held by Deerfield Partners, L.P. The address of Deerfield Private Design Fund IV, L.P. and Deerfield Partners, L.P. is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, NY 10010.

(11)

Based solely on the Company’s records as of November 2021. Consists of 4,557,662 shares held by LC Healthcare Fund I, L.P., which is ultimately controlled and managed by Legend Capital, a limited liability Chinese company. Legend Capital is ultimately controlled by a management team consisting of three key individuals, Linan Zhu, Hao Chen, and Nengguang Wang. In addition, Junfeng Wang and Quan Zhou are Managing Directors of Legend Capital. Each of these individual managers of Legend Capital shares voting and investment power over the shares held by LC Healthcare Fund I, L.P, and each disclaims beneficial ownership of such shares. The address of the principal place of business for LC Healthcare Fund I, L.P. is Legend Capital, 16/F, Tower B, Raycom Infotech Park, No. 2 Kexueyuan South Road, Zhongguancun, Haidian District, Beijing 100190, People’s Republic of China.

(12)

Based on the Schedule 13G/A filed with the SEC on January 25, 2024. Consists of (i) 3,763,985 shares held directly by Domain Partners IX, L.P. and (ii) 15,000 shares of common stock held directly by Domain Associates, LLC. The General Partner of Domain Partners IX, L.P. is One Palmer Square Associates IX, L.L.C. (“OPSA IX”). Dr. Kamdar is a managing member of OPSA IX and a managing member of Domain Associates, LLC. OPSA IX expressly disclaims beneficial ownership of these securities. The address of the forgoing entities is 103 Carnegie Center, Suite 300, Princeton, NJ 08540.

(13)

Based on the Schedule 13G filed with the SEC on February 4, 2022. Consists of 3,798,926 shares held by ARCH Venture Fund IX, L.P. (“AVF IX”). ARCH Venture Partners IX, L.P. (“AVP IX LP”) is the sole general partner of AVF IX. ARCH Venture Partners IX, LLC (“AVP IX LLC”) is the sole general partner of AVP IX LP. Keith Crandell, Clinton Bybee, and Robert Nelsen are managing directors of AVP IX LLC (the “AVP MDs”). AVP IX LP, AVP IX LLC and the AVP MPs may be deemed to beneficially own the shares held by AVP IX. Each of the forgoing entities and persons disclaim beneficial ownership of the shares held by AVF IX except to the extent of each of their pecuniary interests therein. The address of the forgoing entities and persons is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the year ended December 31, 2023, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making this statement, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers and greater than 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

We adopted a formal written policy providing that we are not permitted to enter into any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) that exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years and in which any related party has a direct or indirect material interest without the consent of our Audit Committee. As provided by our Audit Committee charter, our Audit Committee has the primary responsibility for the review, approval and oversight of such related party transactions. Under our related party transaction policy, our management is required to submit any related party transaction not previously approved or ratified by our Audit Committee to our Audit Committee. In approving or rejecting the proposed transactions, our Audit Committee takes into account all of the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee will approve only those transactions that, as determined by our Audit Committee, are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related parties, our Board of Directors has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described below. Prior to approving such a transaction, the material facts as to the relationship or interest of the relevant director, officer or holder of 5% or more of any class of our voting securities in the agreement or transaction was disclosed to our Board of Directors. Our Board of Directors took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

Related Party Transactions

In addition to the compensation arrangements with directors and named executive officers described elsewhere in this proxy statement, since January 1, 2022, we were involved in the following transactions in which we were or are a party involving an amount greater than the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated voting agreement with (i) certain holders of our common stock, including Deerfield Private Design Fund IV, L.P., Domain Partners IX, L.P., LC Healthcare Fund I, L.P., and ARCH Venture Fund IX, L.P. and (ii) Mr. Spaventa, Dr. Glezer and Dr. Barker. Under our investors’ rights agreement, certain holders of our common stock may have the right to demand that we file a registration statement or request that their shares of our common stock be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

EXECUTIVE COMPENSATION

2023 Summary Compensation Table

The following table provides information regarding the compensation of our “principal executive officer” and our next two most highly compensated executive officers during the year ended December 31, 2023. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Andrew Spaventa	2023	545,833	301,125	298,666	414,867	6,600	1,567,091
Chief Executive Officer and Chair of the Board	2022	520,833	159,000	-	4,042,863	6,100	4,728,796
Eli Glezer, Ph.D.	2023	427,917	120,400	153,600	213,360	-	915,277
Chief Scientific Officer	2022	412,500	84,000	-	2,021,431	-	2,517,931
Dalen Meeter	2023	396,875	142,200	128,000	177,800	6,600	851,475
Chief Financial Officer	2022	341,667	86,625	-	758,037	6,100	1,192,429

(1)	The amounts reported in this column represent the incentive bonus earned by each of our named executive officers and paid at the beginning of the following year.
(2)

The amounts reported in this column reflect the aggregate grant date fair value of stock awards and option awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our audited financial statements included in our Annual Report on Form 10-K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(3)	Includes the Company’s matching contributions to the 401(k) plan account.

Narrative Explanation of Compensation Arrangements with our Named Executive Officers

Base Salaries and Annual Incentive Opportunities

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or our Compensation Committee determines an adjustment is appropriate. Effective March 2023, in connection with our Compensation Committee’s annual review of our executives’ performance and compensation, the annual base salaries for Mr. Spaventa, Dr. Glezer and Mr. Meeter were increased to $550,000, $430,000 and $400,000, respectively. Prior to the increase, their base salaries were $530,000, $420,000 and $335,000, respectively.

Each of our named executive officers is eligible to earn a cash incentive bonus each year, with such bonus awarded based on a combination of (a) corporate goals related to our product development and other goals established by our chief executive officer and approved by our Board of Directors and (b) individual performance goals. We require that participants continue to be employed through the payment date to receive a cash incentive bonus. For the year ended December 31, 2023, the target bonus rates, as a percentage of base salary, for Mr. Spaventa, Dr. Glezer and Mr. Meeter were 75%, 50% and 45%, respectively.

Equity Compensation

We have historically offered stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. In 2023, we began also offering restricted stock units (“RSUs”) to our employees, including our named executive officers, as an additional long-term incentive component of our compensation program.

Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. The Board of Directors or Compensation Committee determine the fair market value of our common stock based on the closing price of our common stock on the date of grant. Our RSUs represent the right to receive a share of our common stock upon settlement, subject to the employee’s continued service with us during the applicable vesting period. Generally, stock options granted to new hires vest as to 25% of the total number of option shares on the first anniversary of the grant date and in equal monthly installments over the following 36 months. Stock options granted to employees subsequent to their new hire grant vest in equal monthly installments over 48 months. In addition, RSUs granted to new hires generally vest as to 25% of the total number of RSUs granted on the first anniversary of the grant date and in equal quarterly installments over the following three years. RSUs granted to employees subsequent to their new hire grant vest in equal quarterly installments over four years.

In general, prior to our initial public offering, options granted to our named executive officers were immediately exercisable with respect to all of the option shares, subject to our repurchase right for the lower of the option exercise price or the fair market value of the shares in the event that the executive’s service terminates before vesting in such shares. After our initial public offering, options granted to our named executive officers are not exercisable until they vest.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as our full-time employees. Employees may also be eligible for a housing allowance, which is provided on a case-by-case basis. We generally do not provide our named executive officers with other perquisites or personal benefits that are not available to other employees.

Retirement Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. The Company provides matching contributions of 100% of employee contributions up to 2% of eligible wages.

Employment Arrangements with Named Executive Officers

We generally enter into offer letters with each of our named executive officers at the commencement of their employment with us setting forth the initial terms of the officer’s employment with us and providing that the officer’s employment is “at will,” meaning the officer can terminate employment at any time, for any reason or for no reason. Similarly, the Company is free to terminate an officer at any time, for any reason or for no reason. We also entered into amended employment letter agreements with each of Mr. Spaventa and Dr. Glezer in 2019, pursuant to which they were each eligible to receive certain severance and change in control benefits prior to our initial public offering. Following our initial public offering in May 2021, our named executive officers are eligible to receive severance and other change-in-control-related benefits upon certain terminations of employment pursuant to our Executive Severance Plan, as described in further detail below in “Severance and Change in Control Benefits.”

Clawback Policy

In compliance with final rules adopted by the SEC and Nasdaq listing standards, we adopted a policy in 2023 for the recovery of erroneously awarded compensation, or “clawback” policy, which applies to our executive officers, as defined in the policy, who are employed by us during the applicable recovery period. Under the policy, in the event that the financial results upon which a cash or equity-based incentive award was predicated become the subject of a financial restatement that is required because of material non-compliance with financial reporting requirements, the Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. The clawback policy covers any cash or equity-based incentive compensation award that was paid, earned or granted to a covered officer during the last completed three fiscal years immediately preceding the date on which we are required to prepare the accounting restatement.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth information regarding each unexercised option and each restricted stock unit held by each of our named executive officers as of December 31, 2023. Options granted prior to the completion of our initial public offering were granted pursuant to our 2016 Stock Plan (the “2016 Plan”). Options granted after our initial public offering and all RSUs were granted pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”). The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. Additionally, prior to our initial public offering, options granted to our named executive officers were generally immediately exercisable with respect to all of the option shares, subject to our repurchase right for the lower of the option exercise price or the fair market value of the shares in the event that the executive’s service terminates before vesting in such shares. After our initial public offering, options granted to our named executive officers are not exercisable until they vest.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested (1)($)
Andrew Spaventa	12/17/2019	1,286,429	(2)	-		0.63	12/16/2029	-		-
	3/4/2022	437,500		562,500	(3)	7.50	3/3/2032	-		-
	3/15/2023	87,500		379,167	(3)	1.28	3/14/2033	-		-
	3/15/2023	-		-		-	-	189,583	(4)	87,208
Eli Glezer, Ph.D.	3/4/2022	218,750		281,250	(3)	7.50	3/3/2032	-		-
	3/15/2023	45,000		195,000	(3)	1.28	3/14/2033	-		-
	3/15/2023	-		-		-	-	97,500	(4)	44,850
Dalen Meeter	3/25/2021	17,187		7,813	(3)	8.95	3/24/2031	-		-
	5/27/2021	32,291		17,709	(3)	22.00	5/26/2031	-		-
	3/4/2022	82,031		105,469	(3)	7.50	3/3/2032	-		-
	3/15/2023	37,500		162,500	(3)	1.28	3/14/2033	-		-
	3/15/2023	-		-		-	-	81,250	(4)	37,375

(1)	The market value is based on the closing stock price per share of our common stock on December 29, 2023 (the last trading day of our fiscal year) of $0.46.
(2)

Pursuant to the option transfer agreement dated January 29, 2020, the option granted to Mr. Spaventa was transferred to the Andrew K. Spaventa Living Trust dated April 9, 2014, of which Mr. Spaventa is a trustee. The option was fully vested and exercisable as of December 17, 2023.

(3)

The option vests in 48 substantially equal monthly installments following the grant date provided the officer remains in continuous service through each such vesting date. In addition, if the officer is subject to an involuntarily termination more than three months prior to a change in control, the option will accelerate with respect to 12 months of vesting. Further, the option will become fully vested in the event of a change in control provided the officer remains in continuous service at the time of the change in control or is involuntarily terminated on or less than three months prior to the change in control.

(4)

The RSUs vest in 16 equal quarterly installments following the grant date provided the officer remains in continuous service through each such vesting date. In addition, if the officer is subject to an involuntarily termination more than three months prior to a change in control, the RSUs will accelerate with respect to 12 months of vesting. Further, the RSUs will become fully vested in the event of a change in control provided the officer remains in continuous service at the time of the change in control or is involuntarily terminated on or less than three months prior to the change in control.

Severance and Change in Control Benefits

We adopted an Executive Severance Plan that became effective upon the completion of our initial public offering, and which superseded and replaced the severance eligibility of Mr. Spaventa and Dr. Glezer pursuant to their amended employment letter agreements. The Executive Severance Plan provides for certain severance and change in control benefits to eligible executive officers and key employees. Mr. Spaventa, Dr. Glezer and Mr. Meeter are eligible to receive the following severance and other benefits pursuant to the Executive Severance Plan:

Termination Not in Connection with a Change in Control. In the event of an involuntary termination that is not in connection with a change in control, Mr. Spaventa, Dr. Glezer and Mr. Meeter will be eligible to receive the following benefits, provided the officer signs a release of claims:

•
A lump sum cash payment equal to 12 months of the officer’s annual base salary.
•
A pro-rata portion of the officer’s annual target bonus based on the number of days of employment completed in the year of termination.
•
Accelerated vesting of the portion of the officer’s outstanding and unvested time-based equity awards that would have vested over the 12-month period following the officer’s involuntary termination.
•
Continuation of the officer’s health and welfare benefits for the shorter of (i) 12 months, (ii) until the expiration of the officer’s continuation coverage under COBRA or (iii) until the date of the officer’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

Termination in Connection with a Change in Control. In the event of an involuntary termination that is within three months prior to or 12 months after a change in control, Mr. Spaventa, Dr. Glezer and Mr. Meeter will be eligible to receive the following benefits, provided the officer signs a release of claims:

•
In the case of Mr. Spaventa, a lump sum cash payment equal to 150% of the sum of (i) his annual base salary and (ii) his annual target bonus.
•
In the case of Dr. Glezer and Mr. Meeter, a lump sum cash payment equal to 100% of the sum of (i) his annual base salary and (ii) his annual target bonus.
•
A pro-rata portion of the officer’s annual target bonus based on the number of days of employment completed in the year of termination.
•
Full vesting of any outstanding and unvested time-based equity awards held by the officer.
•
Continuation of the officer’s health and welfare benefits for the shorter of (i) 18 months (in the case of Mr. Spaventa) or 12 months (in the case of Dr. Glezer and Mr. Meeter), (ii) until the expiration of the officer’s continuation coverage under COBRA or (iii) until the date of the officer’s eligibility for substantially equivalent health insurance coverage in connection with new employment.

A “change in control” for purposes of our Executive Severance Plan includes:

•
Any person acquiring beneficial ownership of more than 50% of our total voting power;
•
The sale or other disposition of all or substantially all of our assets;
•
Our merger or consolidation after which our voting securities represent 50% or less of the total voting power of the surviving or acquiring entity; or
•
Individuals who are members of the Board cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months.

An “involuntary termination” for purposes of our Executive Severance Plan means either (i) a participant’s termination without cause or (ii) a participant’s resignation for good reason.

“Cause” for purposes of our Executive Severance Plan means the officer’s (i) participation in or commission of any act that would constitute a felony or crime involving fraud, dishonesty or moral turpitude, (ii) violation of any law or regulation applicable to our business that causes us material harm, (iii) material violation of any agreement with us or of any of our policies, or any statutory duty owed to us, (iv) gross misconduct or clear and material insubordination, (v) commission of, or attempted commission or, or participation in, fraud or an act of dishonesty against us, or (vi) any unauthorized act that results in material harm to us; provided, that the officer must be given notice and 30 days to cure for conduct constituting cause under clauses (iv), (v) and (vi).

“Resignation for good reason” for purposes of our Executive Severance Plan means an officer’s separation as a result the officer’s resignation from employment after one of the following conditions comes into existence without the officer’s consent: (i) our material breach of any agreement with the officer, (ii) a material reduction in the officer’s duties, position or responsibilities, taken as a whole, (iii) a material reduction of the officer’s base salary and/or target bonus (other than as part of a similar reduction for substantially all employees or senior officers), or (iv) relocation of the officer’s office to a location more than 50 miles away and outside of the greater San Diego area; provided, that in order to constitute “good reason,” the officer must provide us with notice of the condition within 60 days of its existence, we must fail to remedy it within 30 days thereafter, and the officer must terminate employment within 30 days of our failure to remedy it.

DIRECTOR COMPENSATION

The following table sets forth the total compensation of each person who served as a director during the year ended December 31, 2023, other than Andrew Spaventa, who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Current Directors
David Barker, Ph.D.	66,250	47,360	113,610
Marcia Eisenberg, Ph.D.	18,968	68,080	87,048
Kim Kamdar, Ph.D.	56,250	47,360	103,610
Elaine Mardis, Ph.D.	51,250	47,360	98,610
Michael Pellini, M.D.	67,500	64,000	131,500
Jason Ryan	66,250	47,360	113,610

(1)

The amounts in this column represent the aggregate grant date fair value of stock options granted to the non‑employee director computed in accordance with FASB ASC Topic 718. See Note 11 of the notes to our audited financial statements included in our Annual Report on Form 10‑K for a discussion of the assumptions made by the Company in determining the grant date fair value of its equity awards.

(2)

As of December 31, 2023, our non-employee directors held the following options exercisable to purchase shares of our common stock: Dr. Barker, 66,250; Dr. Eisenberg, 0; Dr. Kamdar, 66,250; Dr. Mardis, 44,825; Dr. Pellini, 90,000; and Mr. Ryan, 86,250.

Mr. Spaventa receives no additional compensation for his service as a director.

Cash Compensation

Pursuant to the compensation program for our non-employee directors, each non-employee director is eligible to receive the following annual cash retainers for their services on our Board based on their position:

Position	Annual Retainer ($)
Board Member	40,000
Plus (as applicable):
Board Chair	30,000
Lead Independent Director	15,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,500
Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	6,250
Nominating and Corporate Governance Committee Member	5,000

Non-employee directors are also eligible for reimbursement of their reasonable expenses incurred in attending Board of Directors and committee meetings.

Equity-based Compensation

Pursuant to the compensation program for our non-employee directors, our non-employee directors will receive both an initial equity award upon joining our Board of Directors and annual equity awards in connection with each annual meeting of our stockholders. The equity awards will vest in full in the event of a “change in control” (as defined in our 2021 Plan).

Equity Awards Effective as of the 2023 Annual Meeting

Effective as of the 2023 Annual Meeting, our non-employee directors are eligible to receive the following automatic equity grants:

•
Initial Equity Award—Each non-employee director joining our Board of Directors will receive an option grant under our 2021 Plan for that number of shares equal to (i) $370,000 divided by (ii) the product of the closing price of a share of our common stock on the date of grant multiplied by 0.5; provided, however, that if the closing price of a share of our common stock is less than $5.00 on the date of grant, a cap on the number of option shares to be granted of 148,000 will apply. Subject to the non-employee director’s continuous service, 1/3rd of the option grant will vest on the one-year anniversary of the date of grant, with the remainder vesting in 24 equal monthly installments thereafter.
•
Annual Equity Awards—
o
Board Service: Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director will receive an option grant under our 2021 Plan for that number of shares equal to (i) $185,000 divided by (ii) the product of the closing price of a share of our common stock on the date of grant multiplied by 0.5; provided, however, that if the closing price of a share of our common stock is less than $5.00 on the date of grant, a cap on the number of option shares to be granted of 74,000 will apply. In the case of a non-employee director who was elected or appointed to our Board of Directors in the 12 months preceding the annual meeting of stockholders, the number of shares subject to the option grant will be prorated based on the number of full months of service prior to that annual meeting of stockholders. Subject to the non-employee director’s continuous service, the option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting of stockholders.
o
Service as Lead Independent Director: Following the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a member of our Board of Directors and as the Lead Independent Director thereafter, if any, will receive an additional option grant under our 2021 Plan for that number of shares equal to (i) $65,000 divided by (ii) the product of the closing price of a share of our common stock on the date of grant multiplied by 0.5; provided, however, that if the closing price of a share of our common stock is less than $5.00 on the date of grant, a cap on the number of option shares to be granted of 26,000 will apply. In the case of a Lead Independent Director who was elected or appointed to our Board in the 12 months preceding the annual meeting, the number of shares subject to the option grant will be prorated based on the number of full months of service prior to the annual meeting of stockholders. Subject to the Lead Independent Director’s continuing service in such role, the option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the next annual meeting of stockholders.

Under our automatic grant program for our non-employee directors in effect prior to our 2023 Annual Meeting, our non-employee directors were eligible to receive the initial and annual equity awards with the same grant values and vesting schedules; however, the following limitations on the grants applied, instead of those described above:

•
Initial Equity Award—For the initial equity award, if the closing price of a share of our common stock was less than $8.00 on the date of grant, a cap on the number of option shares to be granted of 92,500 would apply.
•
Annual Equity Awards—
o
Board Service: For the annual equity award for service on our Board, if the closing price of a share of our common stock was less than $8.00 on the date of grant, a cap on the number of option shares to be granted of 46,250 would apply.
o
Service as Lead Independent Director: For the annual equity award for service as our Lead Independent Director, if the closing price of a share of our common stock was less than $8.00 on the date of grant, a cap on the number of option shares to be granted of 16,250 would apply.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to each of our equity compensation plans in effect as of December 31, 2023:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted‑Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders(1)	15,829,198	(2)	$4.19	(3)	4,351,636	(4)(5)
Equity compensation plans not approved by stockholders	-		-		-
Total	15,829,198		$4.19		4,351,636

(1)	Includes our 2016 Plan, our 2021 Plan and our 2021 Employee Stock Purchase Plan (“ESPP”).
(2)	Includes 11,751,749 shares issuable upon exercise of outstanding options and 4,077,449 shares issuable upon vesting of outstanding restricted stock units.
(3)	Does not take into account outstanding restricted stock units as these awards have no exercise price.
(4)	Includes 540,679 of our common stock available under the ESPP.
(5)

The 2021 Plan provides that the number of shares of common stock reserved for issuance thereunder will be increased automatically on the first day of each year, commencing in 2022 and ending in 2031, by a number equal to the lesser of (a) 5% of the total number of shares of common stock issued and outstanding on the last business day of the prior fiscal year, or (b) a number of shares of common stock determined by our Board of Directors. The ESPP provides that the number of shares of common stock reserved for issuance thereunder will be increased automatically on the first day of each year, commencing in 2022 and ending in 2041, by a number equal to the lesser of (a) 1,460,000 shares of common stock, (b) 1% of the total number of shares of common stock issued and outstanding on the last business day of the prior fiscal year, or (c) a number of shares of common stock determined by our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non‑Audit Fees

The following table represents aggregate fees billed or to be billed to the Company for the years ended December 31, 2023 and 2022 by Ernst & Young LLP, our principal accountant and our independent registered public accounting firm.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$575,000	$568,700
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$575,000	$568,700

(1)

For professional services rendered in connection with the audit of our annual financial statements and reviews of our quarterly financial statements for those years. For 2023, this category also includes fees incurred for services rendered in connection with one-time accounting matters addressed in 2023. For 2022, this category also includes fees incurred for services rendered in connection with registration statements and one-time accounting matters addressed in 2022.

All fees described above were pre‑approved by our Audit Committee.

Pre‑approval Policies and Procedures

The Audit Committee’s policy is to pre‑approve all audit and permissible non‑audit services provided by Ernst & Young LLP before they begin to provide such services. The Audit Committee will pre-approve such services up to specified amounts based on the scope of the engagement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee of our Board of Directors consists of the three non‑employee directors named below and operates under a written charter adopted by our Board of Directors. Our Board of Directors annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that each member of the Audit Committee meets that standard. Our Board of Directors has also determined that Mr. Ryan is an Audit Committee financial expert as described in applicable rules and regulations of the SEC.

The principal purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non‑audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter, which our Board of Directors adopted and which the Audit Committee reviews on an annual basis.

Our management is responsible for establishing and maintaining internal controls and preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10‑K for the year ended December 31, 2023 (the “Annual Report on Form 10‑K”). The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the Annual Report on Form 10‑K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company and satisfied itself as to the independence of Ernst & Young LLP.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10‑K for filing with the SEC.

Submitted by the following members of the Audit Committee:

Jason Ryan, Chair
David Barker, Ph.D.
Kim Kamdar, Ph.D.

(1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Singular under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1

Election of Directors

Our Board of Directors currently consists of seven directors. Our Board of Directors are divided into three classes with staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

The terms of the Class III directors, Andrew Spaventa, Marcia Eisenberg, Ph.D., and Michael Pellini, M.D., expire at the Annual Meeting. The Class I directors will serve until our annual meeting of stockholders in 2025. The Class II directors will serve until our annual meeting of stockholders in 2026. As recommended by the Nominating and Corporate Governance Committee, our Board of Directors nominated Mr. Spaventa, Dr. Eisenberg and Dr. Pellini for election as Class III directors at the Annual Meeting. If they are elected, they will serve on our Board of Directors until our annual meeting of stockholders in 2027 and until their respective successors have been elected and qualified. The nominees for director at the Annual Meeting, their ages as of April 1, 2024, and their positions and offices held with the Company are set forth below. Other biographical information for the members of our Board of Directors is set forth in this proxy statement under the heading “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers.”

Class III directors are elected by a plurality of the votes properly cast at the Annual Meeting or by proxy. Our nominees for Class III directors receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of the directors unless you have provided voting instructions to your nominee. Abstentions and broker non-votes are not considered votes cast on this proposal and will not have any effect on the election of the director. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected.

If any substitute nominees are so designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended proxy statement and to serve as directors if elected, and includes certain biographical and other information about such nominees required by applicable SEC rules.

Class III Nominees at the 2024 Annual Meeting of Stockholders
Name	Age	Position
Andrew Spaventa	39	Chief Executive Officer and Chair of the Board
Marcia Eisenberg, Ph.D.	65	Director
Michael Pellini, M.D.	58	Lead Independent Director

Class I Directors Continuing in Office until the 2025 Annual Meeting of Stockholders
Name	Age	Position
Elaine Mardis, Ph.D.	61	Director
Jason Ryan	49	Director

Class II Directors Continuing in Office until the 2026 Annual Meeting of Stockholders
Name	Age	Position
David Barker, Ph.D.	82	Director
Kim Kamdar, Ph.D.	56	Director

We have determined that each of the Class III director nominees above possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries and willingness to devote adequate time and effort to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as Class III directors are noted in their biographies.

The Board of Directors Unanimously Recommends

a Vote “FOR” the Following Class III Director Nominees:

Andrew Spaventa, Marcia Eisenberg, Ph.D., and Michael Pellini, M.D.

PROPOSAL 2

Ratification of the Appointment of Ernst & Young LLP as our

Independent Registered Public Accounting Firm for the Year Ending December 31, 2024

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2024 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements and respond to appropriate questions.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will be counted as present for purposes of determining a quorum and will not be considered as votes cast for or against this proposal; abstentions will therefore have no effect on the outcome of the vote. Broker non-votes, if any, are counted toward a quorum but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors Unanimously Recommends

a Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP

as our Independent Registered Public Accounting Firm for the Year Ending

December 31, 2024.

PROPOSAL 3

Approval of Reverse Stock Split

Background

The Board has approved and recommended the Reverse Stock Split Proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would effect a reverse stock split of all of our common stock at a ratio to be determined by the Board within a range of 1-for-10 to 1-for-30 (or any number in between), to be effected in the sole discretion of the Board at any time prior to June 30, 2024, without reducing the authorized number of shares of the common stock, and without further approval or authorization of our stockholders (the “Reverse Stock Split”). The Reverse Stock Split Proposal provides that the Board will have sole discretion to elect, at any time on or before June 30, 2024, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of shares of common stock, between and including 1-for-10 to 1-for-30, which will be combined into one share of common stock. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The amendment to our Certificate of Incorporation filed with the Delaware Secretary of State will set forth the number of shares to be combined into one share of common stock within the limits set forth in this Proposal 3. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to effecting the Reverse Stock Split.

If the Board elects to effect the Reverse Stock Split, following stockholder approval, for Reverse Stock Split in the range of 1-for-10 to 1-for-30, the number of issued and outstanding shares of common stock would be reduced in accordance with a reverse stock split ratio selected by the Board from among those set forth in this Proposal 3. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of common stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of common stock that would be created by the Reverse Stock Split.

The text of the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split is included as Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Delaware Secretary of State or as the Board deems necessary and advisable to effect the Reverse Stock Split. If the Reverse Stock Split Proposal is approved by our stockholders, we will have the authority to file one amendment with the Delaware Secretary of State, which will become effective upon its filing or the effective time set forth in the amendment. The Board has determined that the amendment is advisable and in the best interests of the Company and its stockholders and has submitted the amendment for consideration by our stockholders at the Annual Meeting.

Reason for the Reverse Stock Split

Maintain our listing on the Nasdaq Capital Market.

Our common stock is traded on the Nasdaq Capital Market. On January 16, 2024 the Company received approval from the Nasdaq Stock Market LLC (“Nasdaq”) to transfer the listing of the Company’s common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market (the “Approval”). The Company’s common stock was transferred to the Nasdaq Capital Market effective as of the open of business on January 18, 2024.

On July 17, 2023, the Company received a letter from Nasdaq indicating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price per share for the Company’s common stock had closed below $1.00 for the previous 30 consecutive business days (the “Minimum Bid Price Requirement”). In response, the Company filed an application to transfer the listing of its common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market. As a result of the Approval, the Company has been granted an additional 180-day compliance period, or until July 15, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement and qualify for continued listing on the Nasdaq Capital Market, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day compliance period. If the Company fails to regain compliance during the additional compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company would have an opportunity to appeal the delisting determination to a Nasdaq Hearings Panel.

As of the date hereof, we have not regained compliance with the Minimum Bid Price Requirement since the closing bid price of the common stock has not been at least $1.00 per share for a minimum of ten consecutive business days. To cure the deficiency, we may conduct the Reverse Stock Split for which we are seeking stockholder approval in this Proxy Statement. On April 1, 2024, the closing price of the common stock as reported on the Nasdaq Capital Market was $0.507 per share.

Our Board has approved the Reverse Stock Split Proposal as a potential means of increasing the share price of the common stock and may choose to implement it if other options are unavailable, undesirable, or insufficient. Our Board believes that maintaining our listing on the Nasdaq Capital Market provides a broader market for the common stock and facilitates the use of the common stock in financing and other transactions. We expect the Reverse Stock Split, if effected, to facilitate the continuation of such listing. We cannot assure you, however, that the Reverse Stock Split, if effected, will result in an increase in the per share price of the common stock, or if it does, how long the increase would be sustained, if at all, or whether the increase will be proportional to the reverse stock split ratio ultimately selected by the Board.

If our stockholders approve the Reverse Stock Split Proposal, our Board in its sole discretion will determine whether to effect the Reverse Stock Split and, if so, the reverse stock split ratio within the range approved by our stockholders. Our Board reserves the right to elect not to effect a reverse stock split, including any or all reverse stock split ratios within the proposed range, if it determines, in its sole discretion, that implementing a reverse stock split is not in the best interest of the Company and its stockholders.

If our stockholders do not approve the Reverse Stock Split Proposal, the Company may be delisted from Nasdaq due to our failure to maintain a minimum bid price for the common stock of $1.00 per share as required by Nasdaq. Reducing the number of our issued and outstanding shares of common stock should, absent other factors, increase the per share market price of the common stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over $1.00 per share the Minimum Bid Price Requirement.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the common stock from the Nasdaq Capital Market. Delisting could adversely affect the liquidity of the common stock because alternatives, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc., are generally considered to be less liquid and less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the common stock on an over-the-counter market. Many investors likely would not buy or sell the common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or for other reasons.

Increase Marketability of Existing Shares

The Board also believes that the current low per share market price of our common stock has a negative effect on the marketability of our existing shares. The Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of our common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. The Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our common stock outstanding and increase the market price of our common stock, as well as effectively increase the number of authorized and unissued shares of our common stock available for future issuance. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and our stockholders and is likely to improve the trading price of our common stock and improve the likelihood that we will be able to satisfy the continued listing requirements of Nasdaq Capital Market. Accordingly, the Board approved the Reverse Stock Split and recommended it be submitted to stockholders for approval.

Board Discretion to Implement or Abandon Reverse Stock Split

If the Reverse Stock Split is approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that the Reverse Stock Split is, at such time, in the best interests of the Company and its stockholders. Such determination will be based upon many factors, which are described in the following section. If our stockholders approve the Reverse Stock Split, the Board may, in its sole discretion (without further action by our stockholders), nevertheless abandon the proposed amendment and determine, prior to the effectiveness of any filing with the Delaware Secretary of State, not to effect the Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware (the “DGCL”). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to abandon, the Reverse Stock Split if it should so decide. If the Board decides not to implement any of the Reverse Stock Split on or before June 30, 2024, further stockholder approval would be required prior to implementing any Reverse Stock Split.

Criteria to be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Split, the Board will be authorized to proceed with the Reverse Stock Split in its sole discretion. In determining whether to proceed with the Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our common stock, our actual and projected financial performance, the Nasdaq Capital Market listing requirements, our additional funding requirements, overall trends in the stock market, business developments, and the amount of our authorized but unissued common stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

The Board believes that stockholder approval of a range of potential reverse stock split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that a range of reverse stock split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The reverse stock split ratio to be selected by our Board will be no less than 1-for-10 and not more than 1-for-30.

Determination of the Reverse Stock Split Ratio

The selection of the specific reverse stock split ratio will be based on several factors, including, among other things:

•
our ability to maintain the listing of our common stock on the Nasdaq Capital Market;
•
the per share price of the common stock immediately prior to the Reverse Stock Split;

•
the expected stability of the per share price of the common stock following the Reverse Stock Split;
•
the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of the common stock;
•
the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;
•
which split ratio would result in the greatest overall reduction in our administrative costs;
•
general economic conditions in our industry; and
•
our market capitalization before and after the Reverse Stock Split.

We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the reverse stock split ratio.

Principal Effects of the Reverse Stock Split

Effects of the Reverse Stock Split on Issued and Outstanding Shares.

If the Reverse Stock Split is effected, it will reduce the total number of issued and outstanding shares of the common stock by a reverse stock split ratio of between 1-for-10 to 1-for-30, as approved by the Board. Accordingly, each of our stockholders will own fewer shares of the common stock as a result of the Reverse Stock Split. However, the Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of the common stock due to the treatment of fractional shares in the Reverse Stock Split. Therefore, voting rights and other rights and preferences of the holders of the common stock will not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). The common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable, and the par value per share of our common stock will remain $0.0001.

As of the Record Date, approximately 74,085,495 shares of the common stock were outstanding and 2,500 shares of our Series A preferred stock, with par value of $0.0001 per share (the “Preferred Stock”), were outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of issued and outstanding shares of the common stock after the Reverse Stock Split would be approximately 7,408,550 shares and 2,500 shares of Preferred Stock (which will be subject to a conversion ratio adjustment), and if the Reverse Stock Split is effected at a ratio of 1-for-30, the number of issued and outstanding shares of the common stock after the Reverse Stock Split would be approximately 2,469,517 shares and 2,500 shares of Preferred Stock (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Outstanding Equity Awards and Plans.

If the Reverse Stock Split is effected, the terms of equity awards granted under our 2016 Plan, 2021 Plan and ESPP (together, the “Equity Plans”), including the price per share covered by each outstanding award and the number of shares covered by each outstanding award will be proportionally adjusted to maintain their economic value, subject to adjustments for any fractional shares as described herein. In addition, the total number of shares of the common stock that may be the subject of future grants under the Equity Plans, as well as any plan limits on the size of such grants will be adjusted and proportionately decreased as a result of the Reverse Stock Split.

Effects of the Reverse Stock Split on Voting Rights.

Proportionate voting rights and other rights of the holders of the common stock would not be affected by the Reverse Stock Split (other than as a result of the treatment of fractional shares). For example, a holder of 1% of the voting power of the outstanding common stock immediately prior to the effective time of the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding common stock after the Reverse Stock Split (other than as a result of the treatment of fractional shares).

Effects of the Reverse Stock Split on Authorized Share Capital.

The total number of shares of capital stock that we are authorized to issue will not be affected by the Reverse Stock Split and will remain at 410,000,000 shares, consisting of 400,000,000 shares of common stock and 10,000,000 shares of preferred stock, which includes 7,000 shares of Series A Common Stock Equivalent Preferred Stock (the “Series A Preferred Stock”).

Effects of the Reverse Stock Split on the Number of Shares of Common Stock Available for Future Issuance.

By reducing the number of shares outstanding without reducing the number of shares of available but unissued common stock, the Reverse Stock Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

Although the Reverse Stock Split would not have any dilutive effect on our stockholders, the Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of the common stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

Treatment of Fractional Shares in the Reverse Stock Split

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, if, as a result of the Reverse Stock Split, any holder would otherwise be entitled to receive a fractional share of common stock, the Company intends to issue such holder an additional fractional share of common stock such that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of common stock, such that no fractional shares result from the Reverse Stock Split. This has the same practical effect as rounding up the fractional share to the nearest whole share.

With respect to awards granted under the Equity Plans, the number of shares of the common stock issuable thereunder will be rounded down to the nearest whole share of common stock in order to comply with the requirements of Sections 409A and 424 of the Code.

Illustration of Certain Hypothetical Effects of the Reverse Stock Split

The following table contains approximate information relating to the common stock, as of April 1, 2024, before and after giving effect to a hypothetical Reverse Stock Split of one-for-ten (1-for-10), one-for-twenty (1-for-20) and one-for-thirty (1-for-30). However, the sample reverse stock split ratios in the table are examples. If stockholder approval of the proposed amendment to our Certificate of Incorporation is received, the Board will have the sole discretion, on or before June 30, 2024, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares that will be combined into one share of the common stock. The figures below do not give effect to the treatment of fractional shares.

			Post-Reverse Stock Split
	Pre-Reverse Stock Split		10:1	20:1	30:1
Common shares authorized	400,000,000		400,000,000	400,000,000	400,000,000
Common shares outstanding	(74,085,495)		(7,408,550)	(3,704,275)	(2,469,517)
Common shares issuable upon exercise of outstanding options and upon vesting of outstanding restricted stock units pursuant to the Equity Plans	(15,829,198)	(1)	(1,582,920)	(791,460)	(527,640)
Common shares reserved for future issuance pursuant to the Equity Plans	(4,351,636)	(1)	(435,164)	(217,582)	(145,055)
Common stock reserved for conversion of Series A Preferred Stock	(2,500,000)		(250,000)	(125,000)	(83,333)
Common shares authorized but unissued and unreserved	303,233,671		390,323,366	395,161,683	396,774,455
Series A Preferred Stock authorized	7,000		7,000	7,000	7,000
Series A Preferred Stock outstanding	(2,500)		(2,500)	(2,500)	(2,500)
Series A Preferred Stock authorized but unissued	4,500		4,500	4,500	4,500
Preferred shares authorized	10,000,000		10,000,000	10,000,000	10,000,000

(1)	As of December 31, 2023.

The common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. After the Reverse Stock Split, assuming our common stock satisfies Nasdaq’s Minimum Bid Price Requirement, the common stock would continue to be quoted on the Nasdaq Capital Market under the symbol “OMIC”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than 100 shares of the common stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares of common stock.

The effect of the Reverse Stock Split upon the market prices for the common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the common stock after the Reverse Stock Split will be any expected multiple of the price per share of the common stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results that have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of allowing us to maintain compliance with applicable Nasdaq rules for listing on the Nasdaq Capital Market. Moreover, because some investors may view the Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Split will not adversely impact the market price of the common stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of the common stock to certain potential investors, we cannot assure you that, if implemented, the common stock will be more attractive to institutional and other long-term investors. In addition, the Reverse Stock Split may decrease, or may not increase, the liquidity of the common stock since there would be a reduced number of shares outstanding after the Reverse Stock Split.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the common stock does not increase in proportion to the reverse stock split ratio, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the common stock outstanding following the Reverse Stock Split.

Effective Time

If the proposed Reverse Stock Split is approved by our stockholders at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective on the date of the filing with the office of the Delaware Secretary of State of, and at the time specified in (the “Effective Time”), the applicable certificate of amendment to the Certificate of Incorporation. Except as explained above with respect to fractional shares, at the Effective Time, all shares of common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of common stock in accordance with the reverse stock split ratio determined by the Board following the Annual Meeting. If the Board decides not to implement the Reverse Stock Split on or before June 30, 2024, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, our transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares of common stock will be asked to surrender to the exchange agent certificates representing pre-split shares of common stock in exchange for certificates representing post-split shares of common stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change from its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares of common stock are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected reverse stock split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-split shares of common stock.

Accounting Consequences

The par value per share of the common stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the amount on our balance sheet attributable to the common stock would be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the common stock is reduced. The per share common stock net loss would be increased because there would be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and our stockholders.

No Appraisal Rights

Under the DGCL, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Regulatory Approvals

The Reverse Stock Split will not be consummated, if at all, until after approval of our stockholders is obtained. We are not obligated to obtain any governmental approvals or comply with any state or federal regulations in order to effect the Reverse Stock Split other than the filing of the applicable certificate of amendment to the Certificate of Incorporation with the Delaware Secretary of State and receipt of a notice of effectiveness from the Financial Industry Regulatory Authority.

Certain U.S. Federal Income Tax Consequences

The following discussion is a general summary of certain U.S. federal income tax consequences of the proposed Reverse Stock Split that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of the common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the common stock. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

This discussion is limited to holders that hold the common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation: persons that are not U.S. holders (as defined below); persons subject to the alternative minimum tax; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; persons holding the common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; banks, insurance companies, and other financial institutions; real estate investment trusts or regulated investment companies; brokers, dealers or traders in securities; corporations that accumulate earnings to avoid U.S. federal income tax; S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein); tax-exempt organizations or governmental organizations; persons deemed to sell the common stock under the constructive sale provisions of the Code; persons who hold or receive the common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds the common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF THE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the common stock who is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (b) that has made a valid election under applicable Treasury Regulations to be treated as a United States person. The proposed Reverse Stock Split is expected to be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of fractional shares, no gain or loss will be recognized upon the proposed Reverse Stock Split. Accordingly, the aggregate tax basis of the U.S. holder in the new shares should equal the U.S. holder’s aggregate tax basis in its pre-split shares of the common stock (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the post-split shares of common stock should include the holding period for the pre-split shares of common stock. Holders of shares of the common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

The treatment of a U.S. holder who receives cash in lieu of a fractional share of the common stock pursuant to the proposed Reverse Stock Split is unclear. Such U.S. holder may recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in the pre-split shares of common stock that is allocated to such fractional share of the common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the pre-split shares of common stock for more than one year as of the effective date of the proposed Reverse Stock Split. The deductibility of capital losses is subject to limitations. However, cash received by a U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes instead of capital gain. We recommend that U.S. Holders of our common stock consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

Payments of cash made in lieu of a fractional share of the common stock may, under certain circumstances, be subject to information reporting and U.S. “backup withholding.” To avoid backup withholding, each holder of our shares of the common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax and any amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Generally, a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”) should not recognize any gain or loss upon the Reverse Stock Split.

The treatment of a U.S. holder who receives cash in lieu of a fractional share of the common stock pursuant to the proposed Reverse Stock Split is unclear. If such non-U.S. holder were to recognize capital gain or loss such gain or loss should also generally not be subject to U.S. federal income or withholding tax unless (a) such gain or loss is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder), (b) the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) our common stock constitutes a U.S. real property interest by reason of our status as U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we are not or were not at any time a USRPHC. Gain described in clause (a) above generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non-U.S. holder described in clause (b) above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain realized with respect to cash received in lieu of a fractional share, which may be offset by certain U.S. source capital losses, even though the non-U.S. holder is not considered a resident of the United States. With respect to clause (c) above, if we are a USRPHC, a Non-U.S. holder may qualify for an exemption if our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder’s holding period for our common stock. If no exemption is available and we are a USRPHC, a Non-U.S. holder’s cash received in lieu of a fractional share will generally be subject to withholding at a rate of 15% and such Non-U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally should not apply to such gain. Non-U.S. holders should consult with their tax advisors on the availability of any exemption in the event we are or become a USRPHC. However, cash received by a non-U.S. holder in lieu of fractional shares could be treated as a dividend for U.S. federal income tax purposes (which could be subject to U.S. federal income or withholding tax) instead of capital gain. Non-U.S. holders of our common stock should consult their own tax advisors to determine the extent to which their receipts of cash in lieu of fractional shares could be treated as dividends.

In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Under certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in Proposal 3 as a result of their ownership of shares of the common stock, as set forth in the section entitled “Beneficial Ownership” above. However, we do not believe that our officers or directors have interests in Proposal 3 that are different from or greater than those of any other of our stockholders.

Vote Required

The approval of the amendment to the Certificate of Incorporation to effect, in the sole discretion of our Board, at any time on or before June 30, 2024, a reverse stock split of our common stock at a ratio to be determined by the Board within a range of 1-for-10 to 1-for-30 (or any number in between), without reducing the authorized number of shares of the common stock, and without further approval or authorization of our stockholders, requires more “For” votes than “Against” votes at the Annual Meeting. Abstentions are not counted as a vote cast for or against the proposal and therefore have no effect on the outcome of the vote.

The Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, in the sole discretion of the Board of Directors, at any time on or before June 30, 2024, a reverse stock split of the Company’s common stock at a ratio to be determined by the Board of Directors, within a range of 1-for-10 to a maximum of 1-for-30 (or any number in between), without reducing the authorized number of shares of common stock, and without further approval or authorization of our stockholders.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors:

Andrew Spaventa Chief Executive Officer and Chair of the Board San Diego, California , 2024

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

SINGULAR GENOMICS SYSTEMS, INC.

Singular Genomics Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Singular Genomics Systems, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 1, 2021.

SECOND: That the Board of Directors of the Corporation, at a meeting duly held on [date], duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, in the form set forth below (the “Amendment”), declaring the Amendment to be advisable and directing that the Amendment be submitted to the stockholders of the Corporation for consideration thereof at the annual meeting:

RESOLVED, that the heading of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation, be, and it hereby is, amended to insert at the end of the heading the following:

Upon the effectiveness of the filing (the “Effective Time”) of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, on a [ ]-for-[ ] basis, into fully paid and nonassessable shares of Class A common stock, par value $0.0001 per share (the “New Common Stock”), such that each [ ] ([ ]) shares of Old Common Stock will be reclassified as one (1) share of New Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). From and after the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates”) shall be entitled to receive a certificate or certificates (the “New Certificates”) representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates have been reclassified pursuant to this Certificate of Amendment. Until surrender, each Old Certificate will be deemed to represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment. If, as a result of the Reverse Stock Split, any holder would otherwise be entitled to receive a fractional share of New Common Stock, the Corporation shall cause to be issued to such holder an additional fractional share of New Common Stock that, when combined with the fractional share otherwise issuable to such holder as a result of the Reverse Stock Split, equals a whole share of New Common Stock, such that no fractional shares result from the Reverse Stock Split.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Amendment to the Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: , 2024

SINGULAR GENOMICS SYSTEMS, INC.

By:
Name:	Andrew Spaventa
Title:	Chief Executive Officer

styleIPC P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above availablewhen you access the website and follow the instructions. Your control number Scan QR for digital voting Singular Genomics Systems, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2024 Wednesday, May 29, 2024 12:00 PM, Pacific Time Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/OMIC for further details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 12:00 PM, Pacific Time, May 29, 2024. Internet: www.proxypush.com/OMIC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote. Vote by 1:00 PM Pacific Time on May 25, 2023. Phone: 1-866-570-1665 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions. Vote by 1:00 PM Pacific Time on May 25, 2023. Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided. Votes submitted by mail must be received by May 25, 2023. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Drew Spaventa and Dalen Meeter (the "Named Proxies"), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, each or either of them to vote all the shares of capital stock of Singular Genomics Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved Singular Genomics Systems, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect three Class III directors to serve until the 2027 annual meeting of stockholders or until their respective successors have been elected or appointed. FOR WITHHOLD 1.01 Andrew Spaventa FOR #P2# #P2# 1.02 Marcia Eisenberg, Ph.D. FOR #P3# #P3# 1.03 Michael Pellini, M.D. FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting FOR #P5# #P5# #P5# firm for the year ending December 31, 2024. 3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation FOR #P6# #P6# #P6# to effect, at the option of our Board of Directors, a reverse stock split of our common stock at a ratio between 1-for-10 to 1-for-30, inclusive, as determined by our Board of Directors in its sole discretion. We refer to this as the "Reverse Stock Split Proposal" or "Proposal 3." 4. To conduct any other business properly brought before the meeting or any adjournment thereof. Authorized Signatures - The section below must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy. Signature (and Title if applicable) Signature (if held jointly)